Exhibit 99.1

Associated Materials Announces Pricing of $100 Million of Additional 9.125% Senior Secured Notes

CUYAHOGA FALLS, Ohio, April 23, 2013 – Associated Materials, LLC (the “Company”) and its wholly-owned subsidiary, AMH New Finance, Inc., today announced that they priced an offering of $100 million in aggregate principal amount of additional 9.125% senior secured notes due 2017 (the “new notes”) at an issue price of 106.000% of the principal amount of the new notes. The new notes will be offered in a private placement to “qualified institutional buyers” in the United States, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States pursuant to Regulation S under the Securities Act. The sale of the new notes is expected to close on or about May 1, 2013.

The Company intends to use a portion of the net proceeds of the offering to repay all of the outstanding borrowings under its senior secured asset-based revolving credit facilities (the “ABL facilities) and intends to use the remaining net proceeds for other general corporate purposes. The new notes will be issued as additional notes under the same indenture, dated as of October 13, 2010, governing the $730.0 million aggregate principal amount of 9.125% notes issued on October 13, 2010 (the “existing notes,” and together with the new notes, the “notes”), as supplemented by a supplemental indenture. The new notes will be consolidated with and form a single class with the existing notes and will have the same terms as to status, redemption, collateral and otherwise (other than issue date, issue price and first interest payment date) as the existing notes. Once exchanged for notes registered under the Securities Act, the new notes are expected to have the same CUSIP and ISIN numbers as, and to trade fungibly with, the existing notes. Prior to that, the new notes will be issued under CUSIP and ISIN numbers that are different from those of the existing notes and will trade separately from the existing notes.

The notes are currently guaranteed by all of the Company’s direct and indirect domestic subsidiaries that guarantee the ABL facilities. The notes and the guarantees are secured by first-priority liens on substantially all of the Company’s and the guarantors’ assets (other than receivables and inventory and related general intangibles, certain other related assets and proceeds thereof that secure the ABL facilities), subject to certain exceptions and permitted liens. Subject to certain exceptions, the notes and the guarantees are also secured by second-priority liens on the Company’s and the guarantors’ assets that secure the ABL facilities, including receivables and inventory and related general intangibles, certain other related assets and proceeds thereof.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the new notes nor shall there be any sale of the new notes in any state in which such offer, solicitation or sale would be unlawful. The new notes have not been and will not be registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States absent registration or pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Cautionary Note Regarding Forward-Looking Statements

All statements (other than statements of historical facts) included in this press release regarding the notes and the offering of the new notes may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,”

“believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, there cannot be assurance that these expectations will prove to be correct. These forward-looking statements involve risks, uncertainties and other factors discussed in Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 21, 2013. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements included in this press release. These forward-looking statements speak only as of the date of this press release. The Company does not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require it to do so.